Exhibit 99.1

For further information, contact:       Don Pearson
Senior Vice President & Chief Financial Officer
847.851.1500

AMCOL INTERNATIONAL CORPORATION (NYSE:ACO)
REPORTS THIRD QUARTER RESULTS

HOFFMAN ESTATES, IL, October 25, 2013

For the third quarter of 2013, AMCOL International Corporation (NYSE:ACO) reported $0.61 of diluted loss per share attributable to AMCOL shareholders including $1.21 per share of non-cash impairment charges from our South African chromite and health and beauty (HBS) operations.  Excluding the impairments, we realized $0.60 of diluted earnings per share, comparable to the $0.59 per share earned in the prior year’s quarter.

In the remainder of this press release, the discussion of our third quarter 2013 results of operations excludes the impact of the South African and HBS impairments except where noted.  See the attached supplemental information for a reconciliation of our results excluding these impairment charges.

Net sales increased $14.3 million, or 5.7%, to $263.5 million in the 2013 third quarter.  While gross profit increased $0.9 million, gross profit margin decreased 120 basis points to 26.4%.  Operating profit and operating profit margin decreased $0.7 million and 90 basis points, respectively, with the decrease in gross profit margin and a $1.6 million increase in SG&A expenses.  Our effective tax rate for the 2013 third quarter was 22.6% compared to 29.5% in the prior year period; the current period is favorably affected by adjustments made in the quarter, including 500 basis points of benefit from discrete items and changes in estimates for forecasted income for the year.

“We were pleased with the results of our Performance Materials segment where, despite weakness in chromite, sales growth of 8.1% generated a 9.8% increase in operating profit.   Metalcasting products excluding chromite were steady in North America and grew nicely in Asia.   Growth from our fabric care and pet products also contributed to the positive results for the segment.  This was partially offset by continued softness in drilling fluids and chromite,” said AMCOL President and CEO Ryan McKendrick.

“In our Construction Technologies segment, we were pleased with the results as the management team grew sales by 3.6% versus the prior year, yielding a 32.9% increase in operating profit.  The operational streamlining and restructuring initiatives started in early 2013 are now having a positive impact.  Large projects under way, several of which utilize our newly developed geosynthetic clay liner technology, also contributed to the results,” McKendrick continued.

AMCOL INTERNATIONAL CORPORATION (NYSE:ACO)
REPORTS THIRD QUARTER RESULTS
October 25, 2013

“Our Energy Services segment completed a difficult quarter.  Our Malaysian operations recorded a loss for the quarter due to lower service revenue and cost overruns to complete fixed price capital equipment sales in our filtration services.  Domestically, price pressure for land based services offset strong performance in our filtration services.  Oversupply challenges continue to adversely impact pricing and margins for several completion and production related services; we have initiated cost reduction activities in these services,” McKendrick added.

“Moving on, our chromite processing plant in South Africa, with its patented process, is the only one in the world that produces a very high percentage of its output in the form of foundry grade chromite.  However, excess capacity from other multi-grade producers of chromite has impacted the foundry grade market, and we are convinced that our pricing and ability to grow market share in the future has been impacted,” McKendrick commented.

“Given the challenging outlook for market share growth and pricing, we believe we will not recover our investment in these chromite assets.  While not excluding any options, our basic strategy remains intact - to produce foundry grade chromite with greater efficiency than any of our competitors and to market it with world class technical and sales support.  We expect to be better positioned than our competitors,” McKendrick continued.

As a result, we recorded a $52.3 million non-cash impairment charge against our South African chromite long lived assets. The decrease in the outlook for our chromite operations and the impairment expense resulted in an increase to cost of goods sold ($52.2 million) and SG&A expenses ($0.1 million) and was partially offset by tax benefits ($10.3 million) and non-controlling interests ($6.9 million), resulting in a $35.1 million reduction in net income attributable to AMCOL shareholders.

In the third quarter of 2013, we also committed to a plan to divest our health and beauty business (HBS) within our Performance Materials segment.  In conjunction with these efforts, we recorded an impairment charge of $4.2 million to reduce the long lived assets of these operations to their fair market value.  We have included this impairment, along with the normal results of the HBS operations, within discontinued operations.

DETAILED ANALYSIS OF RESULTS

The following paragraphs discuss our most recent results.  The statement of operations highlights are supported by the quarterly segment results schedules included in this press release and the discussion of them below.  As they relate to our results as contained in the statement of operations, the following comments relate to our results for the current quarter as compared to the same quarter in the prior year, unless otherwise noted, and exclude the effect of the South African chromite and HBS impairment charges

AMCOL INTERNATIONAL CORPORATION (NYSE:ACO)
REPORTS THIRD QUARTER RESULTS
October 25, 2013

as previously discussed.  See the attached supplemental information for a reconciliation of our results excluding these impairment charges.  As they relate to the balance sheet, the following paragraphs highlight our financial condition as of September 30, 2013 as compared to December 31, 2012.  As they relate to our statement of cash flows, the following comments compare our results for the nine months ending September 30, 2013 as compared to the nine months ending September 30, 2012.

The $14.3 million increase in revenues was generated across all operating segments, with Performance Materials segment experiencing the largest increase.  While gross profits increased marginally, gross profit margin decreased largely due to decreases in our Energy Services segment.  Increases within our corporate segment drove the overall increase in SG&A expenses.

On a segment basis, revenues in our Performance Materials segment increased $9.4 million, or 8.1%, largely due to improved volumes.  While metalcasting revenues decreased mostly due to lower chromite sales and timing of large export shipments, our other product lines increased their sales.  Increased bad debt and professional fees for mining reserve evaluations for our chromite operation led to the increase in SG&A expenses.

Construction Technologies segment revenues increased $2.2 million, or 3.6%, due to increased demand for its lining technology and drilling products.  Better product mix in our European subsidiaries and increased volumes in our traditional lining products favorably impacted gross profit margin, increasing it 120 basis points to 34.2%.  Our restructuring efforts have led to decreased SG&A expenses.  These factors improved operating profit by 32.9% to $9.3 million and operating profit margin by 320 basis points to 14.8%.

Revenues in our Energy Services segment increased $3.7 million, or 5.4%.  Revenues increased $13.0 million domestically and decreased $9.3 million internationally.  Our domestic filtration revenues increased as activity in the offshore market continues to recover.  Demand for land based services, especially coil tubing services, increased, albeit at lower prices.  Not only did our Malaysian filtration revenues decrease, but we increased our estimates of the costs required to complete fixed price sales of capital equipment, both of which negatively impacted gross profit margins.  The 640 basis point decrease in gross profit margin was also caused by selling price pressure resulting from increased competition on our US land based services.  The decreased gross profits combined with flat SG&A expenses decreased the segment’s operating profits by $4.1 million.

AMCOL INTERNATIONAL CORPORATION (NYSE:ACO)
REPORTS THIRD QUARTER RESULTS
October 25, 2013

Our corporate SG&A expenses increased $1.2 million for a variety of factors, the largest of which was increased information technology and new product development expenses.

Our cash flows from operating activities decreased $15.9 million to $56.3 million as investments in working capital increased.  The current year-to-date period is not benefitting from the significant decrease in accounts receivable that we experienced in the prior year’s period, especially in our Performance Materials segment.  Capital expenditures increased, mostly in our Energy Services segment, and we invested $5.0 million in Novinda in the first quarter of 2013.  The combination of these factors led us to borrow $39.0 million more than in the prior year-to-date period.  Our quarterly dividend rate remained constant at $0.20 per share in the third quarter of 2013 and 2012.

This release should be read in conjunction with the attached unaudited, condensed, consolidated financial statements. It contains certain forward-looking statements regarding AMCOL's expected performance for future periods and actual results for such periods might materially differ. Such forward-looking statements are subject to uncertainties, which include, but are not limited to, actual growth in AMCOL's various markets, utilization of AMCOL's plants, currency exchange rates, currency devaluation, delays in development, production and marketing of new products, integration of acquired businesses, and other factors detailed from time to time in AMCOL's annual report and other reports filed with the Securities and Exchange Commission. AMCOL undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in AMCOL's expectations.

Founded in 1927, AMCOL International Corporation is a leading producer and marketer of diverse specialty materials with a core expertise in minerals and polymer science. Through four business segments, Performance Materials, Construction Technologies, Energy Services, and Transportation and Logistics, AMCOL creates solutions that enhance the quality, efficiency and sustainability of its customers’ products and services in a growing global marketplace. Headquartered in Hoffman Estates, Illinois, AMCOL International Corporation is a publicly owned company traded under the symbol ACO (NYSE). AMCOL's web address is www.amcol.com.  AMCOL’s quarterly quarter conference call will be available live today at 11 a.m. ET on the AMCOL website via webcast or by dialing 866-226-1792.

Financial tables follow.

AMCOL INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In millions, except per share data)

	Nine Months Ended		Three Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Continuing Operations
Net sales	$755.2	$731.8	$263.5	$249.2
Cost of sales	605.0	527.1	246.1	180.5
Gross profit	150.2	204.7	17.4	68.7
Selling, general, and administrative expenses	133.6	124.9	42.0	40.3
Operating profit	16.6	79.8	(24.6)	28.4
Other income (expense):
Interest expense, net	(7.6)	(8.0)	(2.6)	(2.6)
Other, net	(2.0)	(2.7)	(0.8)	-
	(9.6)	(10.7)	(3.4)	(2.6)
Income (loss) before income taxes and income from affiliates and joint ventures	7.0	69.1	(28.0)	25.8
Income tax expense (benefit)	5.0	19.2	(4.8)	7.6
Income (loss) before income from affiliates and joint ventures	2.0	49.9	(23.2)	18.2

Income from affiliates and joint ventures	2.5	3.4	0.7	1.0

Income (loss) from continuing operations	4.5	53.3	(22.5)	19.2

Discontinued Operations
Income (loss) on discontinued operations	(4.0)	0.6	(4.1)	(0.2)
Net income (loss)	0.5	53.9	(26.6)	19.0
Net income (loss) attributable to noncontrolling interests	(6.8)	(0.2)	(6.8)	-
Net income (loss) attributable to AMCOL shareholders	$7.3	$54.1	$(19.8)	$19.0

Weighted average common shares outstanding	32.4	32.0	32.5	32.1

Weighted average common and common equivalent shares outstanding	32.7	32.3	32.5	32.5

Earnings (loss) per share attributable to AMCOL shareholders

Basic earnings (loss) per share
Continuing operations	$0.34	$1.67	$(0.48)	$0.60
Discontinued operations	(0.12)	0.02	(0.13)	(0.01)
Net income (loss)	$0.22	$1.69	$(0.61)	$0.59

Diluted earnings (loss) per share
Continuing operations	$0.34	$1.65	$(0.48)	$0.60
Discontinued operations	(0.12)	0.02	(0.13)	(0.01)
Net income (loss)	$0.22	$1.67	$(0.61)	$0.59

Dividends declared per share	$0.60	$0.56	$0.20	$0.20

AMCOL INTERNATIONAL CORPORATION
SUPPLEMENTARY INFORMATION
(unaudited)
(Dollars in millions, except per share data)

	Three Months Ended September 30,
	2013				2012
	As Reported	Less South Africa Impairment Chage	Less HBS Impairment Charge	Pro Forma	As Reported
Continuing Operations
Net sales	$263.5			$263.5	$249.2
Cost of sales	246.1	52.2		193.9	180.5
Gross profit (loss)	17.4	(52.2)	-	69.6	68.7
margin %	6.6%			26.4%	27.6%
Selling, general, and administrative expenses	42.0	0.1		41.9	40.3
Operating profit (loss)	(24.6)	(52.3)	-	27.7	28.4
margin %	-9.3%			10.5%	11.4%
Other income (expense):
Interest expense, net	(2.6)			(2.6)	(2.6)
Other, net	(0.8)			(0.8)	-
	(3.4)	-	-	(3.4)	(2.6)
Income (loss) before income taxes and income from affiliates and joint ventures	(28.0)	(52.3)	-	24.3	25.8
Income tax expense (benefit)	(4.8)	(10.3)		5.5	7.6
effective tax rate	17.1%			22.6%	29.5%

Income (loss) before income from affiliates and joint ventures	(23.2)	(42.0)	-	18.8	18.2

Income from affiliates and joint ventures	0.7			0.7	1.0
Income (loss) from continuing operations	(22.5)	(42.0)	-	19.5	19.2

Discontinued Operations
Income (loss) on discontinued operations	(4.1)		(4.2)	0.1	(0.2)
Net income (loss)	(26.6)	(42.0)	(4.2)	19.6	19.0

Net income (loss) attributable to noncontrolling interests	(6.8)	(6.9)		0.1	-
Net income (loss) attributable to AMCOL shareholders	$(19.8)	$(35.1)	$(4.2)	$19.5	$19.0

Earnings (loss) per share attributable to AMCOL shareholders

Basic earnings (loss) per share
Continuing operations	$(0.48)	$(1.08)	$-	$0.60	$0.60
Discontinued operations	(0.13)	-	(0.13)	-	(0.01)
Net income (loss)	$(0.61)	$(1.08)	$(0.13)	$0.60	$0.59

Diluted earnings (loss) per share
Continuing operations	$(0.48)	$(1.08)	$-	$0.60	$0.60
Discontinued operations	(0.13)	-	(0.13)	-	(0.01)
Net income (loss)	$(0.61)	$(1.08)	$(0.13)	$0.60	$0.59

AMCOL INTERNATIONAL CORPORATION
SUPPLEMENTARY INFORMATION
(unaudited)
(Dollars in millions, except per share data)

	Nine Months Ended September 30,
	2013				2012
	As Reported	Less South Africa Impairment Chage	Less HBS Impairment Charge	Pro Forma	As Reported
Continuing Operations
Net sales	$755.2			$755.2	$731.8
Cost of sales	605.0	52.2		552.8	527.1
Gross profit (loss)	150.2	(52.2)	-	202.4	204.7
margin %	19.9%			26.8%	28.0%
Selling, general, and administrative expenses	133.6	0.1		133.5	124.9
Operating profit (loss)	16.6	(52.3)	-	68.9	79.8
margin %	2.2%			9.1%	10.9%
Other income (expense):
Interest expense, net	(7.6)			(7.6)	(8.0)
Other, net	(2.0)			(2.0)	(2.7)
	(9.6)	-	-	(9.6)	(10.7)
Income (loss) before income taxes and income from affiliates and joint ventures	7.0	(52.3)	-	59.3	69.1
Income tax expense (benefit)	5.0	(10.3)		15.3	19.2
effective tax rate	71.4%			25.8%	27.8%

Income (loss) before income from affiliates and joint ventures	2.0	(42.0)	-	44.0	49.9
Income from affiliates and joint ventures	2.5			2.5	3.4
Income (loss) from continuing operations	4.5	(42.0)	-	46.5	53.3

Discontinued Operations
Income (loss) on discontinued operations	(4.0)		(4.2)	0.2	0.6
Net income (loss)	0.5	(42.0)	(4.2)	46.7	53.9
Net income (loss) attributable to noncontrolling interests	(6.8)	(6.9)		0.1	(0.2)
Net income (loss) attributable to AMCOL shareholders	$7.3	$(35.1)	$(4.2)	$46.6	$54.1

Earnings (loss) per share attributable to AMCOL shareholders

Basic earnings (loss) per share
Continuing operations	$0.34	$(1.09)	$-	$1.43	$1.67
Discontinued operations	(0.12)	-	(0.13)	0.01	0.02
Net income (loss)	$0.22	$(1.09)	$(0.13)	$1.44	$1.69

Diluted earnings (loss) per share
Continuing operations	$0.34	$(1.07)	$-	$1.41	$1.65
Discontinued operations	(0.12)	-	(0.13)	0.01	0.02
Net income (loss)	$0.22	$(1.07)	$(0.13)	$1.42	$1.67

AMCOL INTERNATIONAL CORPORATION
SUPPLEMENTARY INFORMATION
(unaudited)
(Dollars In millions)

Performance Materials	Nine Months Ended September 30,
	2013			2012
	As Reported	Less South Africa Impairment Chage	Pro Forma	As Reported

Net sales	$362.7		$362.7	$362.6
Cost of sales	323.0	52.2	270.8	267.0
Gross profit (loss)	39.7	(52.2)	91.9	95.6
margin %	10.9%		25.3%	26.4%

Selling, general, and administrative expenses	37.1	0.1	37.0	34.4
Operating profit (loss)	2.6	(52.3)	54.9	61.2
margin %	0.7%		15.1%	16.9%

	Three Months Ended September 30,
	2013			2012
Performance Materials	As Reported	Less South Africa Impairment Chage	Pro Forma	As Reported

Net sales	$126.1		$126.1	$116.7
Cost of sales	145.6	52.2	93.4	86.6
Gross profit (loss)	(19.5)	(52.2)	32.7	30.1
margin %	-15.5%		25.9%	25.8%

Selling, general, and administrative expenses	12.6	0.1	12.5	11.7
Operating profit (loss)	(32.1)	(52.3)	20.2	18.4
margin %	-25.5%		16.0%	15.8%

AMCOL INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

ASSETS	September 30,	December 31,
	2013	2012
	(unaudited)	*
Current assets:
Cash and equivalents	$38.1	$40.0
Accounts receivable, net	226.3	202.7
Inventories	154.4	153.8
Prepaid expenses	24.0	17.0
Income tax receivable	17.4	7.0
Assets held for sale	14.5	0.2
Available-for-sale securities	9.1	-
Deferred income taxes	6.7	7.0
Other	0.8	1.8
Total current assets	491.3	429.5

Noncurrent assets:
Property, plant, equipment, mineral rights and reserves:
Land	10.8	13.0
Mineral rights	5.1	48.6
Depreciable assets	557.7	552.0
	573.6	613.6
Accumulated depreciation and depletion	(318.6)	(311.7)
	255.0	301.9

Goodwill	68.6	70.2
Intangible assets, net	28.9	33.9
Investments in and advances to affiliates and joint ventures	34.5	27.8
Available-for-sale securities	-	14.6
Deferred income taxes	5.3	7.4
Other assets	27.4	25.3
Total noncurrent assets	419.7	481.1
Total Assets	$911.0	$910.6

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$58.3	$51.1
Accrued income taxes	12.5	5.0
Accrued liabilities	64.4	58.4
Total current liabilities	135.2	114.5

Noncurrent liabilities:
Long-term debt	270.9	248.8
Pension liabilities	38.1	37.5
Deferred compensation	10.9	9.4
Deferred income taxes	1.6	12.8
Other long-term liabilities	19.5	22.5
Total noncurrent liabilities	341.0	331.0

Shareholders' equity:
Common stock	0.3	0.3
Additional paid in capital	115.5	105.1
Retained earnings	343.0	355.2
Accumulated other comprehensive income (loss)	(20.2)	0.8
Total AMCOL shareholders' equity	438.6	461.4
Noncontrolling interest	(3.8)	3.7
Total equity	434.8	465.1

Total Liabilities and Shareholders' Equity	$911.0	$910.6

* Condensed from audited financial statements.

AMCOL INTERNATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(In millions)

	Nine Months Ended
	September 30,
	2013	2012
Cash flow from operating activities:
Net income (loss)	$0.5	$53.9
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation, depletion, and amortization	37.7	33.3
Asset impairment charge	57.3	0.8
Other non-cash adjustments	(3.6)	4.5
Changes in assets and liabilities, net of effects of acquisitions:
Decrease (increase) in current assets	(57.6)	(42.6)
Decrease (increase) in noncurrent assets	(2.5)	-
Increase (decrease) in current liabilities	22.9	17.1
Increase (decrease) in noncurrent liabilities	1.6	5.2
Net cash provided by (used in) operating activities	56.3	72.2

Cash flow from investing activities:
Capital expenditures	(66.3)	(54.2)
(Increase) decrease in investments and advances (to) from affiliates and joint ventures	(4.8)	0.2
Proceeds from sale of land and depreciable assets	4.2	1.5
Other	0.1	1.9
Net cash (used in) investing activities	(66.8)	(50.6)

Cash flow from financing activities:
Net change in outstanding debt	22.2	(16.8)
Proceeds from exercise of stock awards	6.5	4.8
Dividends paid	(19.4)	(17.2)
Excess tax benefits from stock-based compensation	0.2	0.2
Contribution from noncontrolling partner	0.1	0.1
Net cash provided by (used in) financing activities	9.6	(28.9)

Effect of foreign currency rate changes on cash	(1.0)	0.9
Net increase (decrease) in cash and cash equivalents	(1.9)	(6.4)
Cash and cash equivalents at beginning of period	40.0	24.1
Cash and cash equivalents at end of period	$38.1	$17.7

AMCOL INTERNATIONAL CORPORATION
SEGMENT RESULTS (unaudited)
QUARTER-TO-DATE

Performance Materials	Three Months Ended September 30,
	2013		2012		2013 vs. 2012
	(Dollars in Millions)

Net sales	$126.1	100.0%	$116.7	100.0%	$9.4	8.1%
Cost of sales	145.6	115.5%	86.6	74.2%	59.0	68.1%
Gross profit (loss)	(19.5)	-15.5%	30.1	25.8%	(49.6)	-164.8%
Selling, general and
administrative expenses	12.6	10.0%	11.7	10.0%	0.9	7.7%
Operating profit (loss)	(32.1)	-25.5%	18.4	15.8%	(50.5)	-274.5%

	Three Months Ended September 30,
Construction Technologies	2013		2012		2013 vs. 2012
	(Dollars in Millions)

Net sales	$62.8	100.0%	$60.6	100.0%	$2.2	3.6%
Cost of sales	41.3	65.8%	40.6	67.0%	0.7	1.7%
Gross profit	21.5	34.2%	20.0	33.0%	1.5	7.5%
Selling, general and
administrative expenses	12.2	19.4%	13.0	21.4%	(0.8)	-6.2%
Operating profit	9.3	14.8%	7.0	11.6%	2.3	32.9%

	Three Months Ended September 30,
Energy Services	2013		2012		2013 vs. 2012
	(Dollars in Millions)

Net sales	$72.8	100.0%	$69.1	100.0%	$3.7	5.4%
Cost of sales	58.8	80.8%	51.4	74.4%	7.4	14.4%
Gross profit	14.0	19.2%	17.7	25.6%	(3.7)	-20.9%
Selling, general and
administrative expenses	10.2	14.0%	9.8	14.2%	0.4	4.1%
Operating profit	3.8	5.2%	7.9	11.4%	(4.1)	-51.9%

	Three Months Ended September 30,
Transportation	2013		2012		2013 vs. 2012
	(Dollars in Millions)

Net sales	$12.7	100.0%	$10.7	100.0%	$2.0	18.7%
Cost of sales	11.3	89.0%	9.6	89.7%	1.7	17.7%
Gross profit	1.4	11.0%	1.1	10.3%	0.3	27.3%
Selling, general and
administrative expenses	0.9	7.1%	0.9	8.4%	-	0.0%
Operating profit	0.5	3.9%	0.2	1.9%	0.3	150.0%

	Three Months Ended September 30,
Corporate	2013	2012	2013 vs. 2012
	(Dollars in Millions)

Intersegment sales	$(10.9)	$(7.9)	$(3.0)
Intersegment cost of sales	(10.9)	(7.7)	(3.2)
Gross profit (loss)	-	(0.2)	0.2
Selling, general and
administrative expenses	6.1	4.9	1.2	24.5%
Operating loss	(6.1)	(5.1)	(1.0)	19.6%

AMCOL INTERNATIONAL CORPORATION
SEGMENT RESULTS (unaudited)
YEAR-TO-DATE

Performance Materials	Nine Months Ended September 30,
	2013		2012		2013 vs. 2012
	(Dollars in Millions)

Net sales	$362.7	100.0%	$362.6	100.0%	$0.1	0.0%
Cost of sales	323.0	89.1%	267.0	73.6%	56.0	21.0%
Gross profit	39.7	10.9%	95.6	26.4%	(55.9)	-58.5%
Selling, general and
administrative expenses	37.1	10.2%	34.4	9.5%	2.7	7.8%
Operating profit	2.6	0.7%	61.2	16.9%	(58.6)	-95.8%

	Nine Months Ended September 30,
Construction Technologies	2013		2012		2013 vs. 2012
	(Dollars in Millions)

Net sales	$161.6	100.0%	$173.0	100.0%	$(11.4)	-6.6%
Cost of sales	109.1	67.5%	119.6	69.1%	(10.5)	-8.8%
Gross profit	52.5	32.5%	53.4	30.9%	(0.9)	-1.7%
Selling, general and
administrative expenses	42.2	26.1%	39.1	22.6%	3.1	7.9%
Operating profit	10.3	6.4%	14.3	8.3%	(4.0)	-28.0%

	Nine Months Ended September 30,
Energy Services	2013		2012		2013 vs. 2012
	(Dollars in Millions)

Net sales	$223.6	100.0%	$185.5	100.0%	$38.1	20.5%
Cost of sales	169.4	75.8%	133.2	71.8%	36.2	27.2%
Gross profit	54.2	24.2%	52.3	28.2%	1.9	3.6%
Selling, general and
administrative expenses	33.4	14.9%	31.9	17.2%	1.5	4.7%
Operating profit	20.8	9.3%	20.4	11.0%	0.4	2.0%

	Nine Months Ended September 30,
Transportation	2013		2012		2013 vs. 2012
	(Dollars in Millions)

Net sales	$34.4	100.0%	$33.5	100.0%	$0.9	2.7%
Cost of sales	30.7	89.2%	30.0	89.6%	0.7	2.3%
Gross profit	3.7	10.8%	3.5	10.4%	0.2	5.7%
Selling, general and
administrative expenses	2.7	7.9%	2.8	8.3%	(0.1)	-3.6%
Operating profit	1.0	2.9%	0.7	2.1%	0.3	42.9%

	Nine Months Ended September 30,
Corporate	2013	2012	2013 vs. 2012
	(Dollars in Millions)

Intersegment sales	$(27.1)	$(22.8)	$(4.3)
Intersegment cost of sales	(27.2)	(22.7)	(4.5)
Gross profit (loss)	0.1	(0.1)	0.2
Selling, general and
administrative expenses	18.2	16.7	1.5	9.0%
Operating loss	(18.1)	(16.8)	(1.3)	7.7%

AMCOL INTERNATIONAL CORPORATION
SUPPLEMENTARY INFORMATION (unaudited)
QUARTER-TO-DATE

Composition of Sales by Geographic Region	Three Months Ended September 30, 2013
	Americas	EMEA	Asia Pacific	Total

Performance materials	24.1%	12.6%	11.2%	47.9%
Construction technologies	9.1%	11.7%	3.0%	23.8%
Energy services	24.1%	2.1%	1.4%	27.6%
Transportation & intersegment sales	0.7%	0.0%	0.0%	0.7%
Total - current year's period	58.0%	26.4%	15.6%	100.0%
Total from prior year's comparable period	56.7%	25.1%	18.2%	100.0%

	Three Months Ended September 30, 2013
	vs.
Percentage of Revenue Growth by Component	Three Months Ended September 30, 2012
	Organic	Acquisitions	Foreign Exchange	Total

Performance materials	4.3%	0.0%	-0.5%	3.8%
Construction technologies	0.6%	0.0%	0.3%	0.9%
Energy services	1.5%	0.4%	-0.4%	1.5%
Transportation & intersegment sales	-0.4%	0.0%	0.0%	-0.4%
Total	6.0%	0.4%	-0.6%	5.8%
% of growth	103.4%	6.9%	-10.3%	100.0%

	Three Months Ended September 30,
Performance Materials Product Line Sales	2013	2012	% change
	(Dollars in Millions)

Metalcasting	$67.2	$67.8	-0.9%
Specialty materials	23.9	21.3	12.2%
Basic minerals	15.8	14.7	7.5%
Pet products	15.9	12.0	32.5%
Other product lines	3.3	0.9	*
Total	126.1	116.7	8.1%
* Not meaningful

	Three Months Ended September 30,
Construction Technologies Product Line Sales	2013	2012	% change
	(Dollars in Millions)

Lining technologies	$29.5	$25.3	16.6%
Building materials	19.3	20.3	-4.9%
Drilling products	12.1	9.8	23.5%
Contracting services	1.9	5.2	-63.5%
Total	62.8	60.6	3.6%

AMCOL INTERNATIONAL CORPORATION
SUPPLEMENTARY INFORMATION (unaudited)
YEAR-TO-DATE

Composition of Sales by Geographic Region	Nine Months Ended September 30, 2013
	Americas	EMEA	Asia Pacific	Total

Performance materials	25.5%	11.0%	11.5%	48.0%
Construction technologies	8.7%	9.7%	3.0%	21.4%
Energy services	25.4%	1.7%	2.5%	29.6%
Transportation & intersegment sales	1.0%	0.0%	0.0%	1.0%
Total - current year's period	60.6%	22.4%	17.0%	100.0%
Total from prior year's comparable period	61.0%	22.5%	16.5%	100.0%

	Nine Months Ended September 30, 2013
	vs.
Percentage of Revenue Growth by Component	Nine Months Ended September 30, 2012
	Organic	Acquisitions	Foreign Exchange	Total

Performance materials	0.3%	0.0%	-0.3%	0.0%
Construction technologies	-1.8%	0.0%	0.2%	-1.6%
Energy services	5.4%	0.1%	-0.3%	5.2%
Transportation & intersegment sales	-0.5%	0.0%	0.0%	-0.5%
Total	3.4%	0.1%	-0.4%	3.1%
% of growth	109.7%	3.2%	-12.9%	100.0%

	Nine Months Ended September 30,
Performance Materials Product Line Sales	2013	2012	% change
	(Dollars in Millions)

Metalcasting	$200.4	$201.6	-0.6%
Specialty materials	64.8	70.0	-7.4%
Basic minerals	45.9	48.0	-4.4%
Pet products	43.8	40.0	9.5%
Other product lines	7.8	3.0	*
Total	362.7	362.6	0.0%
* Not meaningful

	Nine Months Ended September 30,
Construction Technologies Product Line Sales	2013	2012	% change
	(Dollars in Millions)

Lining technologies	$67.4	$72.0	-6.4%
Building materials	56.1	58.2	-3.6%
Drilling products	31.5	29.0	8.6%
Contracting services	6.6	13.8	-52.2%
Total	161.6	173.0	-6.6%

AMCOL INTERNATIONAL CORPORATION
SUPPLEMENTARY INFORMATION
(unaudited)
(In thousands)

Reorganizing Charges	2013
	Q1	Q2	Q3

Cost of sales line:
Performance materials	$23	$22	$22
Construction technologies	435	208	48
Energy services	40	-	9
	$498	$230	$79

Selling, general, and administrative expenses line:
Performance materials	$459	$145	$(11)
Construction technologies	1,718	1,542	(129)
Energy services	-	-	50
	$2,177	$1,687	$(90)

Total
Performance materials	$482	$167	$11
Construction technologies	2,153	1,750	(81)
Energy services	40	-	59
	$2,675	$1,917	$(11)